Exhibit 99.B(D)(4)

SCHEDULE A

dated January 18, 2008

as last amended               , 2008

to the

ADVISORY AGREEMENT

dated January 18, 2008 between

RYDEX VARIABLE TRUST

and

PADCO ADVISORS II, INC.

The Trust will pay to the Adviser as compensation for the Adviser’s services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

Fund	Rate
Nova Fund	0.75%
Inverse S&P 500 Strategy	0.90%
NASDAQ-100®	0.75%
Inverse NASDAQ-100® Strategy	0.90%
Mid-Cap 1.5x Strategy	0.90%
Russell 2000® 1.5x Strategy	0.90%
Government Long Bond 1.2x Strategy	0.50%
Inverse Government Long Bond Strategy	0.90%
Europe 1.25x Strategy	0.90%
Japan 1.25x Strategy	0.90%
Large-Cap Value	0.75%
Large-Cap Growth	0.75%
Mid-Cap Value	0.75%
Mid-Cap Growth	0.75%
Inverse Mid-Cap Strategy	0.90%
Small-Cap Value	0.75%
Small-Cap Growth	0.75%
Inverse Russell 2000® Strategy	0.90%
Strengthening Dollar 2x Strategy	0.90%
Weakening Dollar 2x Strategy	0.90%
U.S. Government Money Market	0.50%
High Yield Strategy.	0.75%
Inverse High Yield Strategy	0.75%
Dow 2x Strategy Fund	0.90%
NASDAQ-100® 2x Strategy Fund	0.90%
Russell 2000® 2x Strategy	0.90%
S&P 500 2x Strategy .	0.90%
Inverse NASDAQ-100® 2x Strategy	0.90%
Inverse S&P 500 2x Strategy	0.90%
CLS AdvisorOne Clermont VT	0.90%
International Rotation	0.90%
Alternative Strategies Allocation	0.00%
Banking	0.85%
Basic Materials	0.85%
Biotechnology	0.85%
Consumer Products	0.85%
Electronics	0.85%
Energy	0.85%
Energy Services	0.85%
Financial Services	0.85%
Health Care	0.85%
Internet	0.85%
Leisure	0.85%
Precious Metals	0.75%
Real Estate	0.85%
Retailing	0.85%
Technology	0.85%
Telecommunications	0.85%
Transportation	0.85%
Utilities	0.85%
Commodities Strategy	0.75%
Sector Rotation	0.90%
Global 130/30 Strategy Fund (formerly, Multi-Cap Core Equity)	1.05%
S&P 500	0.75%
Russell 2000®	0.75%
Essential Portfolio Moderate	0.00%
Essential Portfolio Conservative	0.00%
Essential Portfolio Aggressive	0.00%
Inverse Dow 2x Strategy	0.90%
Inverse Russell 2000® 2x Strategy	0.90%
CLS AdvisorOne Amerigo VT	0.90%
CLS AdvisorOne Berolina	0.90%
Managed Futures Strategy	X.XX %

Additions are noted in bold.

A-1